UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 10, 2010
EVERGREEN SOLAR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (508) 357-2221
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Dr. Brown Williams ceased to serve as Vice President, Research and Development for Evergreen Solar, Inc. on November 10, 2010. On that date, the company and Dr. Williams agreed that he will leave the company on March 31, 2011 to pursue other opportunities. He will handle special projects as needed through that date and continue to report to Dr. Lawrence Felton, Chief Technology Officer.
In connection with his departure, Dr. Williams agreed to enter into a separation agreement, pursuant to which he will provide the company with a general release of claims in exchange for certain severance benefits, including salary continuation from March 31, 2011 through December 31, 2011, and he will continue to participate in the company’s Management Incentive Plan only through December 31, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
Date: November 17, 2010	By:	/s/ Paul Kawa
Paul Kawa
Interim Chief Financial Officer